                                   EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in the following registration statements of Harris Corporation and in each related Prospectus of our report dated July 23, 1997, with respect to the consolidated financial statements and schedule of Harris Corporation and subsidiaries included in this Annual Report on Form 10-K/A for the fiscal year ended June 27, 1997:


            Form S-8    No. 2-74551       Harris Corporation 1981 Stock Option Plan for Key
                                          Employees

            Form S-8    No. 33-50169      Harris Corporation Retirement Plan

            Form S-8    No. 33-50167      Harris Corporation Union Retirement Plan

            Form S-8    Nos. 33-37969;    Harris Corporation Stock Incentive Plan
                        33-51171; and
                        333-7985

            Form S-3    No. 333-3111      Harris Corporation Debt Securities

            Form S-8    No. 333-01747     Lanier Worldwide, Inc. Savings Incentive Plan

                                                     ERNST & YOUNG LLP

Orlando, Florida

September 2, 1997


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